EXHIBIT 5.1

February 10, 2021

Boardwalk Pipeline Partners, LP

Boardwalk Pipelines, LP

9 Greenway Plaza, Suite 2800

Houston, TX 77046

Ladies and Gentlemen:

We have acted as counsel for Boardwalk Pipeline Partners, LP, a Delaware limited partnership (the “Partnership”), and Boardwalk Pipelines, LP, a Delaware limited partnership (the “Operating Partnership”), with respect to certain legal matters in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Partnership and the Operating Partnership under the Securities Act of 1933, as amended (the “Securities Act”), respecting the offer and sale from time to time, pursuant to Rule 415 under the Securities Act, by (i) the Operating Partnership of unsecured debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”), (ii) the Partnership of guarantees with respect to the Debt Securities (“Guarantees”), (iii) the Operating Partnership of warrants to purchase Debt Securities (“Warrants”) and (iv) the Operating Partnership of rights to purchase Debt Securities (“Rights”), each on terms to be determined at the time of the offering thereof.

The Debt Securities, Guarantees, Warrants and Rights are collectively referred to herein as the “Securities.” We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion letter is an exhibit. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the Prospectus, (ii) the indenture dated August 21, 2009, among the Operating Partnership, as issuer, the Partnership, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Senior Indenture”), (iii) the first supplemental indenture dated August 21, 2009, among the Operating Partnership, as issuer, the Partnership, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “First Supplemental Indenture”), (iv) the second supplemental indenture dated November 8, 2012, among the Operating Partnership, as issuer, the Partnership, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Second Supplemental Indenture”), (v) the third supplemental indenture dated April 18, 2013, among the Operating Partnership, as issuer, the Partnership, as guarantor, and The Bank of

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New York Mellon Trust Company, N.A., as trustee (the “Third Supplemental Indenture”), (vi) the fourth supplemental indenture dated November 26, 2014, among the Operating Partnership, as issuer, the Partnership, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Fourth Supplemental Indenture”), (vii) the fifth supplemental indenture dated May 16, 2016, among the Operating Partnership, as issuer, the Partnership, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Fifth Supplemental Indenture”), (viii) the sixth supplemental indenture dated January 12, 2017, among the Operating Partnership, as issuer, the Partnership, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Sixth Supplemental Indenture”), (ix) the seventh supplemental indenture dated May 3, 2019, among the Operating Partnership, as issuer, the Partnership, as guarantor, and the Bank of New York Mellon Trust Company, N.A., as trustee (the “Seventh Supplemental Indenture”), (x) the eighth supplemental indenture dated as of August 11, 2020, among the Operating Partnership as issuer, the Partnership, as guarantor, and the Bank of New York Mellon Trust Company, N.A., as trustee (the “Eighth Supplemental Indenture”), (xi) the form of subordinated indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, and the Eighth Supplemental Indenture, the “Indentures”) filed as an exhibit to the Registration Statement, and (xii) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and complete and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws; (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and any applicable Prospectus Supplement; (vi) the applicable Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended; (vii) if not described in the Prospectus, one or more Prospectus Supplements to the Prospectus contained in the Registration Statement will have been prepared and filed with the Commission describing the Securities offered thereby; (viii) the Indentures, and any supplemental indenture relating to a particular series of Debt Securities, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (ix) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; and (x) any securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

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Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

1. With respect to the Debt Securities, when (i) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Operating Partnership has taken all necessary action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (iii) any Units issuable upon the conversion of such Debt Securities, if applicable, have been duly and validly authorized for issuance; and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Operating Partnership upon payment of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Operating Partnership enforceable against the Operating Partnership in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

2. With respect to the Guarantees of any series of Debt Securities to be issued under the Indentures when (i) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Partnership and the Operating Partnership have taken all necessary action to approve the issuance and terms of such Guarantees, the terms of the offering thereof and related matters; (iii) a supplemental indenture to such applicable Indenture, pursuant to which the Partnership agrees to be bound by the guarantee provisions of such applicable Indenture as applied to the Debt Securities of such series, has been duly executed, authenticated, issued and delivered by the Partnership, the Operating Partnership and the trustee under such applicable Indenture and (iv) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Operating Partnership upon payment of the consideration for such Debt Securities provided for therein, such Guarantees will be legally issued and will constitute valid and legally binding obligations of the Partnership enforceable against the Partnership in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

3. We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws; or (iii) an implied covenant of good faith and fair dealing.

This opinion is limited in all respects to the laws of the State of New York and the federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

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We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

VINSON & ELKINS L.L.P.